Exhibit 99.1

AMERICAN TOWER PARTNERS WITH ALLIANZ IN EUROPE

Boston, Massachusetts and Munich, Germany – June 16, 2021 – American Tower Corporation (NYSE: AMT) and Allianz, one of the world’s leading insurers and investors, today announced that Allianz Capital Partners, on behalf of Allianz insurance companies (“Allianz”) and the Allianz European Infrastructure Fund, will acquire a 10% stake in ATC Europe, joining CDPQ in a long-term strategic partnership with American Tower. The transaction is valued at over €530 million, reinforcing a more than €8.8 billion enterprise value for ATC Europe. American Tower will retain managerial and operational control, as well as day-to-day oversight of ATC Europe, while Allianz will obtain seats on ATC Europe’s Board of Directors, along with certain governance rights.

Tom Bartlett, American Tower’s President and Chief Executive Officer, stated, “We are extremely pleased to add Allianz as a partner in ATC Europe. Allianz’ global infrastructure experience, extensive European investment history and investment philosophy are an excellent match for our value creation objectives in Europe, and we look forward to growing the business together while strengthening mobile broadband access in our served markets. With Allianz and CDPQ as committed, long-term partners in our newly expanded European business, we are more confident than ever that we are optimally positioned to generate sustainable growth and attractive returns for many years to come.”

Michael Pfennig, member of the management board and co-head of Infrastructure at Allianz Capital Partners, said, “Digital infrastructure has underscored in particular during the pandemic its importance as essential infrastructure to the public. We are excited to partner with American Tower and CDPQ in ATC Europe, one of Europe’s leading independent telecommunications tower operators. This long-term strategic partnership perfectly complements our existing digital infrastructure investments in fibre-to-the-home roll-outs and will contribute to further position ATC Europe in some of our core markets such as Germany, France and Spain while delivering stable cash yields to our investors.”

BofA Securities, Inc. and CDX Advisors are serving as financial advisors to American Tower. The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions, including regulatory approvals.

About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 214,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations website at www.americantower.com.

About Allianz Capital Partners
Allianz Capital Partners is one of Allianz Group's asset managers for alternative equity investments and is part of Allianz Global Investors. With offices in Munich, London, Luxembourg, New York and Singapore, Allianz Capital Partners manages over EUR 41 billion of alternative assets*. Our investment focus is on private equity, infrastructure and renewable energy. Our investment strategy is targeted to generate attractive, long-term and stable returns for our clients.

*Data as at 31 March 2021

About Allianz
The Allianz Group is one of the world's leading insurers and asset managers with more than 100 million1 private and corporate customers in more than 70 countries. Allianz customers benefit from a broad range of personal and corporate insurance services, ranging from property, life and health insurance to assistance services to credit insurance and global business insurance. Allianz is one of the world’s largest investors, managing around 785 billion euros on behalf of its insurance customers. Furthermore, our asset managers PIMCO and Allianz Global Investors manage 1.8 trillion euros of third-party assets. Thanks to our systematic integration of ecological and social criteria in our business processes and investment decisions, we are amongst the leaders in the insurance industry in the Dow Jones Sustainability Index. In 2020, over 150,000 employees achieved total revenues of 140 billion euros and an operating profit of 10.8 billion euros for the group.

Cautionary Language Regarding Forward-Looking Statements
This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the proposed closing of the transaction described above and the value and future investment activities of ATC Europe. These forward-looking statements involve a number of risks and uncertainties. For important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2020 under the caption “Risk Factors” and in other filings we make with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

FOR MORE INFORMATION

ATC
Igor Khislavsky
Vice President, Investor Relations
+1 617 375-7500
investor.relations@americantower.com

Allianz Capital Partners
Pia Gröger
Lead Communications Private Markets
+49 89 1220- 8267
Pia.Groeger@Allianzcapitalpartners.com

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1 Including non-consolidated entities with Allianz customers.